UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 FORM SB-2/A
                                AMENDMENT #2

		       SEC File Number:  333-136049

           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              CARTAN HOLDINGS INC.
                          ---------------------------
             (Name of small business issuer in its charter)

   NEVADA                 1000                   98-0507398
-------------   ---------------------------   ----------------
(State or       (Primary Standard Industrial  (I.R.S. Employer
jurisdiction of  Classification Code Number) Identification No.)
incorporation or
organization)
                              Cartan Holdings Inc.
                       Zubeda Mohamed-Lakhani, President
                         999 Canada Place, Suite 404
                                Vancouver, BC
                               Canada V6C 3E3
                           Telephone: (800) 343-5092
                           Facsimile: (604) 683-2853
--------------------------------------------------------------
(Address and telephone number of principal executive offices)

                             Daniel Kramer
                  1802 North Carson Street, Suite 212
                       Carson City, Nevada, 89701
                      Telephone: (800) 555-9141
--------------------------------------------------------------
  (Name, address and telephone number of agent for service)

Approximate date of
proposed sale to the public:               as soon as practicable after
                                           the effective date of this
                                           Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415
under the Securities Act of 1933, check the following box.         | X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
|__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering.                      |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering.                      |__|

If delivery of the prospectus is expected to be made pursuant to Rule
434, check the following box.                                      |__|

                  CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------
TITLE OF EACH                   PROPOSED      PROPOSED
CLASS OF                        MAXIMUM       MAXIMUM
SECURITIES     DOLLAR           OFFERING      AGGREGATE    AMOUNT OF
TO BE          AMOUNT TO BE     PRICE PER     OFFERING     REGISTRATION
REGISTERED     REGISTERED       SHARE (1)     PRICE (2)    FEE (2)
-----------------------------------------------------------------------
Common Stock    $44,000          $0.01          $44,000      $4.71
-----------------------------------------------------------------------

(1) Based on the last sales price on January 17, 2006.
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.


         SUBJECT TO COMPLETION, DATED DECEMBER 22, 2006

                                   PROSPECTUS
                              CARTAN HOLDINGS INC.
                        4,400,000 SHARES OF COMMON STOCK
                                ----------------
The selling shareholders named in this prospectus are offering all of the 4,400,000 shares of common stock offered through this prospectus, which is equal to 46.81% of our issued and outstanding common stock. Of these shares, 1,200,000, or 12.77% of our issued and outstanding common stock, are held by relatives of our sole director and officer, Zubeda Mohamed-Lakhani.

Our common stock is presently not traded on any market or securities exchange.
                                ----------------

The purchase of the securities offered through this prospectus involves a high degree of risk. SEE SECTION ENTITLED "RISK FACTORS" ON PAGES 7-11

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

The selling shareholders will sell our shares at $0.01 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. The OTC Bulletin Board is a quotation service rather than a stock exchange and as such, a market maker will have to submit an application on our behalf in order for our securities to be quoted. There is no assurance that our stock will be quoted on the OTC Bulletin Board or that a market maker will file an application for quotation on our behalf in order to make a market for our common stock. We determined this offering price based upon the price of the last sale of our common stock to investors.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

We have not restricted our offering to any specific state(s) or jurisdiction.

                              ----------------

           THE DATE OF THIS PROSPECTUS IS: DECEMBER 22, 2006

                               TABLE OF CONTENTS
                                                               PAGE
SUMMARY .......................................................  6
RISK FACTORS ..................................................  7
     If we do not obtain additional financing, our business
     will fail ................................................  7
  -  Because we have not commenced business operations, we face a high risk of business failure ..........................  8
  - Because of the speculative nature of exploration of mining properties, there is substantial risk that our business will fail ................................................  8
  -  We need to continue as a going concern if our business is to succeed.  Our independent auditor has raised substantial doubt about our ability to continue as a going concern....  8
  -  Our business will be more prone to failure due to the fact that we only have one individual serving in the capacity
     as president, C.E.O., secretary, treasurer and as our sole director..................................................  6
  -  Because management has no technical experience in mineral
     exploration, our business has a higher risk of failure      9
  - Because of the inherent dangers involved in mineral exploration, there is a risk that we may incur liability or damages as we conduct our business .......................  9
  -  Even if we discover commercial reserves of precious metals on the Cartan mineral claim, we may not be able to successfully obtain commercial production .............................  9
  -  Because our president has other business interests,
     she may not be able or willing to devote a sufficient
     amount of time to our business operations, causing our
     business to fail .........................................  9
  -  If a market for our common stock does not develop,
     shareholders may be unable to sell their shares ..........  9
  -  A purchaser is purchasing penny stock which limits the
     ability to sell stock ....................................  10
USE OF PROCEEDS ...............................................   9
DETERMINATION OF OFFERING PRICE ...............................  10
DILUTION ......................................................  10
SELLING SECURITYHOLDERS .......................................  10
PLAN OF DISTRIBUTION ..........................................  13
LEGAL PROCEEDINGS .............................................  15
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS..   15
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT   16
DESCRIPTION OF SECURITIES .....................................  16
INTEREST OF NAMED EXPERTS AND COUNSEL .........................  17
DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR
SECURITIES ACT LIABILITIES ....................................  17
ORGANIZATION WITHIN LAST FIVE YEARS ...........................  17
DESCRIPTION OF BUSINESS .......................................  18
PLAN OF OPERATIONS ............................................  22
DESCRIPTION OF PROPERTY .......................................  23
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS ................  23
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS ......  23
EXECUTIVE COMPENSATION ........................................  24
FINANCIAL STATEMENTS ..........................................  25
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
FINANCIAL DISCLOSURE...........................................  44

                                    SUMMARY

PROSPECTIVE INVESTORS ARE URGED TO READ THIS PROSPECTUS IN ITS ENTIRETY.

We intend to be in the business of mineral property exploration. To date, we have not conducted any exploration on our sole mineral property asset known as the Cartan mineral claim. The claim is located on the eastside of the Salmon River, approximately five miles south of the town of Westwold, British Columbia. We acquired a 100% interest in this mineral claim by retaining James W. McLeod, a professional geologist, to stake this property for us by way of government filing. This is accomplished by selecting certain areas of land available for exploration on digital maps located on the British Columbia government's mineral titles Internet website and paying for them electronically. This provides the person who acquires such areas, known as mineral claims, with the exclusive right to explore for and extract minerals from the selected area.
We paid $3,500 to Mr. McLeod for this service.

There are no future payments relating to the mineral claim, other than government assessment fees of approximately $2,000 annually, which is payable on December 5 of each calendar year. We may satisfy this requirement by making a cash payment or by incurring exploration expenditures on the claim for this amount.

Our mineral claim interest is held in trust for us by our president, Zubeda Mohamed. It is a common procedure to have such claims held in trust given the expense that we would incur in registering as a recorded claim holder and as an extraprovincial company in British Columbia.

Our objective is to conduct mineral exploration activities on the Cartan mineral claim to assess whether it possesses economic quantities of gold. We have not yet identified any economic mineralization on the property. Mineralization is considered to be economic if it can be demonstrated that precious metals, such as gold, can be removed from the surrounding rock and sold at a profit. This determination is typically made by a geologist that reviews exploration results from a mineral claim.

Our proposed exploration program is designed to search for an economic mineral deposit. There are no known reserves on the property. Because we have not received any revenue from operations, our auditor has indicated that there is substantial doubt about our ability to continue as a going concern.

We were incorporated on November 12, 2003 under the laws of the State of Nevada. Our principal offices are located at 999 Canada Place, Suite 404, Vancouver, British Columbia, Canada V6C 3E3. Our telephone number is (800) 343-5092.

THE OFFERING:

SECURITIES BEING OFFERED     Up to 4,400,000 shares of common stock.

OFFERING PRICE               The selling shareholders will sell our
                             shares at $0.01 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. There is no assurance that our stock will be quoted on the OTC Bulletin Board or that a market maker will file an application for quotation on our behalf in order to make a market for our common stock. We determined this offering price based upon the price of the last sale of our common stock to investors.

TERMS OF THE OFFERING        The selling shareholders will determine
                             when and how they will sell the common
                             stock offered in this prospectus.

TERMINATION OF THE OFFERING  The offering will conclude when all of the
                             4,400,000 shares of common stock have been
                             sold, the shares no longer need to be
                             registered to be sold or we decide to
                             terminate the registration of the
                             shares.
SECURITIES ISSUED
AND TO BE ISSUED             9,400,000 shares of our common stock are
                             issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders.

USE OF PROCEEDS              We will not receive any proceeds from the
                             sale of the common stock by the selling
                             shareholders.


SUMMARY FINANCIAL INFORMATION

                               March 31, 2006           September 30, 2006
                                 (audited)  		    (unaudited)


Cash                               $22,877                  $14,488
Total Assets                       $24,045 		    $14,981
Liabilities                        $ 1,094                  $ 6,398
Total Stockholders' Equity         $22,951                  $ 8,583

STATEMENT OF OPERATIONS

                           From Our Inception on
              November 12, 2003 to September 30 , 2006
                                 (unaudited)

Revenue                           $     0
Net Loss and Deficit             ($  27,117 )


                          RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS WILL FAIL.

Our current operating funds are less than necessary to complete all intended exploration of the Cartan mineral claim, and therefore we will need to obtain additional financing in order to complete our business plan. We currently do not have any operations and we have no income. As well, we will not receive any funds from this registration.

Our business plan calls for significant expenses in connection with the exploration of the Cartan mineral claim. While we have sufficient funds to conduct the proposed phase one exploration program on the property with estimated budgets of $18,276, we will require additional financing in order to complete any additional exploration.

We will require additional financing to cover this anticipated exploration and development and to sustain our business operations. We do not currently have any arrangements for financing and may not be able to find such financing if required. Obtaining additional financing would be subject to a number of factors, including the market price for gold and investor acceptance of our property and general market conditions. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us.

The most likely source of future funds presently available to us is through the sale of equity capital and director loans. We do not have any arrangements in this regard. Any sale of share capital will result in dilution to existing shareholders. The only other anticipated alternative for the financing of further exploration would be our sale of a partial interest in the Cartan mineral claim to a third party in exchange for cash or exploration expenditures, which is not presently contemplated.

BECAUSE WE HAVE NOT COMMENCED BUSINESS OPERATIONS, WE FACE A HIGH RISK OF BUSINESS FAILURE.

We have not yet commenced exploration on the Cartan mineral claim. Accordingly, we have no way to evaluate the likelihood that our business will be successful. We were incorporated on November 12, 2003 and to date have been involved primarily in organizational activities and the acquisition and the acquisition of a mineral property. We have not earned any revenues as of the date of this prospectus. Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake.

Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from development of the Cartan mineral claim and the production of minerals from the claim, we will not be able to earn profits or continue operations.

There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

BECAUSE OF THE SPECULATIVE NATURE OF EXPLORATION OF MINING PROPERTIES, THERE IS A SUBSTANTIAL RISK THAT OUR BUSINESS WILL FAIL.

The search for valuable minerals as a business is extremely risky. The likelihood of our mineral claim containing economic mineralization or reserves of quartz, limestone, Rocks that is largely composed of fine volcanic fragments and dust is extremely remote. Exploration for minerals is a speculative venture
necessarily involving substantial risk.   In all probability, the Cartan mineral
claim does not contain any reserves and funds that we spend on exploration will be lost. As well, problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. In such a case, we would be unable to complete our business plan.

WE NEED TO CONTINUE AS A GOING CONCERN IF OUR BUSINESS IS TO SUCCEED.  OUR

INDEPENDENT AUDITOR HAS RAISED SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

The independent auditors' report to our audited financial statements for the year ended March 31, 2006 indicates that since we have incurred losses since our inception and we are dependant upon adequate financing to fulfill our exploration activities, there is substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern depends upon our ability to generate profitable operations and obtain the necessary financing to meet our obligations and repay our liabilities. If we are not able to continue as a going concern, it is likely investors will lose all of their investment.

OUR BUSINESS WILL BE MORE PRONE TO FAILURE DUE TO THE FACT THAT WE ONLY HAVE ONE INDIVIDUAL SERVING IN THE CAPACITY AS PRESIDENT, C.E.O., SECRETARY, TREASURER AND OUR SOLE DIRECTOR.

Zubeda Mohamed-Lakhani acts as our president, chief executive officer, secretary, treasurer and our sole director. Many companies typically have separate individuals serve in each of these capacities. Because we only have one director and officer, we will not have the same level of accounting and managerial controls and balances that most corporations with multiple directors and officers have. As well, the success of our business will depend on the abilities of only one person, instead of the consensus of various individuals with different perspectives and areas of expertise. For these reasons, our business may be more susceptible to failure.

BECAUSE MANAGEMENT HAS NO TECHNICAL EXPERIENCE IN MINERAL EXPLORATION, OUR BUSINESS HAS A HIGHER RISK OF FAILURE.

Our sole director, Zubeda Mohamed-Lakhani does not have any technical training in the field of geology and specifically in the areas of exploring for, starting and operating a mine. As a result, we may not be able to recognize and take advantage of potential acquisition and exploration opportunities in the sector. As well, with no direct training or experience, our management may not be fully aware of the specific requirements related to working in this industry. We have not yet retained the services of a geologist to consult management. Ms. Mohamed-Lakhani's decisions and choices may not be well thought out and our operations, earnings and ultimate financial success may suffer irreparable harm as a result.

BECAUSE OF THE INHERENT DANGERS INVOLVED IN MINERAL EXPLORATION, THERE IS A RISK THAT WE MAY INCUR LIABILITY OR DAMAGES AS WE CONDUCT OUR BUSINESS.

The search for valuable minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins, environmental liability, which we cannot insure or against which we may elect not to insure. The payment of such liabilities may have a material adverse effect on our financial position.

EVEN IF WE DISCOVER COMMERCIAL RESERVES OF PRECIOUS METALS ON THE CARTAN MINERAL CLAIM, WE MAY NOT BE ABLE TO SUCCESSFULLY COMMENCE COMMERCIAL PRODUCTION.

The Cartan mineral claim does not contain any known bodies of mineralization. If our exploration programs are successful in establishing gold of commercial tonnage and grade, we will require additional funds in order to place the property into commercial production. We may not be able to obtain such financing.

BECAUSE OUR PRESIDENT HAS OTHER BUSINESS INTERESTS, SHE MAY NOT BE ABLE
OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Our president, Zubeda Mohamed-Lakhani, spends approximately 25% of her business time providing her services to us. While Ms. Mohamed-Lakhani presently possesses adequate time to attend to our interests, it is possible that the demands on her from other obligations could increase with the result that she would no longer be able to devote sufficient time to the management of our business.

IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES.

There is currently no market for our common stock and no certainty that a market will develop. We currently plan to apply for quotation of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement, of which this prospectus forms a part. The OTC Bulletin Board is a quotation service rather than a stock exchange and as such, a market maker will have to submit an application on our behalf in order for our securities to be quoted. There is no assurance that our stock will be quoted on the OTC Bulletin Board or that a market maker will file an application for quotation on our behalf in order to make a market for our common stock.

If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment.

A PURCHASER IS PURCHASING PENNY STOCK WHICH LIMITS HIS OR HER ABILITY TO SELL THE STOCK.

The shares offered by this prospectus constitute penny stock under the Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, thus limiting investment liquidity. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to rules 15g-1 through 15g-10 of the Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Commission and to provide other quotation information about the company to the investor.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results may differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the "Risk Factors" section and elsewhere in this prospectus.

                          USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

                  DETERMINATION OF OFFERING PRICE

The selling shareholders will sell our shares at $0.01 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. There is no assurance that our stock will be quoted on the OTC Bulletin Board or that a market maker will file an application for quotation on our behalf in order to make a market for our common stock. We determined this offering price, based upon the price of the last sale of our common stock to investors.

                               DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders

                         SELLING SECURITY HOLDERS

The selling securityholders named in this prospectus are offering all of the 4,400,000 shares of common stock offered through this prospectus. These shares were acquired from us in private placements that were exempt from registration under Regulation S of the Securities Act of 1933. The shares include the following:

1. 2,400,000 shares of our common stock that the selling shareholders acquired from us at a price of $0.001 per share in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on December 3, 2005; and

2. 2,000,000 shares of our common stock that the selling shareholders acquired from us at a price of $0.01 per share in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on January 17, 2006.

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

  1.  the number of shares owned by each prior to this offering;
  2.  the total number of shares that are to be offered for each;
  3. the total number of shares that will be owned by each upon completion of the offering; and
  4.  the percentage owned by each upon completion of the offering.


                                    TOTAL NUMBER
                                    OF SHARES TO     TOTAL SHARES  PERCENT
                                    BE OFFERED FOR   OWNED UPON    OWNED UPON
NAME OF              SHARES OWNED   SELLING          COMPLETION    COMPLETION
SELLING              PRIOR TO THIS  SHAREHOLDERS     OF THIS       OF THIS
STOCKHOLDER          OFFERING       ACCOUNT          OFFERING      OFFERING
-------------------------------------------------------------------------------

Christine Morrison       400,000     400,000           Nil          Nil
1600 Beach Avenue,
Suite 1810-D
Vancouver, BC  V6G 1Y8

Jennifer Schmeida        400,000     400,000           Nil          Nil
8008 11th Avenue
Burnaby, BC  V3N 2N7

Amyn Mohamed             400,000     400,000           Nil          Nil
907 Beach Avenue,
Suite 606
Vancouver, BC  V6Z 2R3

                                    TOTAL NUMBER
                                    OF SHARES TO     TOTAL SHARES  PERCENT
                                    BE OFFERED FOR   OWNED UPON    OWNED UPON
NAME OF              SHARES OWNED   SELLING          COMPLETION    COMPLETION
SELLING              PRIOR TO THIS  SHAREHOLDERS     OF THIS       OF THIS
STOCKHOLDER          OFFERING       ACCOUNT          OFFERING      OFFERING
-------------------------------------------------------------------------------

Nabilla Juma             400,000     400,000           Nil          Nil
7750 Allman Street
Burnaby, BC  V5E 2B1

Rob Gowe                 400,000     400,000           Nil          Nil
362 West 15th Avenue
Vancouver, BC  V5Y 1Y2

Amy Wong                 400,000     400,000           Nil          Nil
11779-96 Avenue
Surrey, BC  V3V 1W1

Marcin Delecki           80,000      80,000            Nil          Nil
4611 St. Brides Place
Richmond, BC  V7E 5V7

Josh Young               80,000      80,000            Nil          Nil
PO Box 1044
Summerland, BC  V0H 1Z0

Christian Pereira        80,000      80,000            Nil          Nil
5272 Slocan Street
Vancouver, BC  V5R 2A7

Merdean Wong             80,000      80,000            Nil          Nil
10566 131 A Street
Surrey, BC  V3T 3R5

Rob Calabretti           80,000      80,000            Nil          Nil
1950 East 49th Avenue
Vancouver, BC  V5P 1T3

John Vieira              80,000      80,000            Nil          Nil
6833 Village Green,
Suite 215
Surrey, BC  V5E 4M1

Mohammed Rahiman         80,000      80,000            Nil          Nil
10566 131 a Street
Surrey, BC  V3T 3R5

Edwin Prakash            80,000      80,000            Nil          Nil
11030 131 A Street
Surrey, BC  V3T 3R9

Youssef Pharaon          80,000      80,000            Nil          Nil
11298 Royal Crescent
Surrey, BC  V3V 2S7

Maha Pharaon             80,000      80,000            Nil          Nil
2182 West 39th Avenue,
Suite 206
Vancouver, BC  V6M 1T5

Brandur Coombs           80,000      80,000            Nil          Nil
15223 Victoria Avenue
White Rock, BC  V4V 1G7

				    TOTAL NUMBER
                                    OF SHARES TO     TOTAL SHARES  PERCENT
                                    BE OFFERED FOR   OWNED UPON    OWNED UPON
NAME OF              SHARES OWNED   SELLING          COMPLETION    COMPLETION
SELLING              PRIOR TO THIS  SHAREHOLDERS     OF THIS       OF THIS
STOCKHOLDER          OFFERING       ACCOUNT          OFFERING      OFFERING
-------------------------------------------------------------------------------

Jason Bartakovic         80,000      80,000            Nil          Nil
11750 96 A Avenue
Surrey, BC  V3V 2A1

Jay Bomford              80,000      80,000            Nil          Nil
653 West 26th Avenue
Vancouver, BC  V5Z 2E5

Alexander Pocekovic      80,000      80,000            Nil          Nil
2951 West 20th Avenue
Vancouver, BC  V6L 1H6

Stewar Judd              80,000      80,000            Nil          Nil
15091 - 878 Avenue
Surrey, BC  V3S 5G6

Selma Mostefai           80,000      80,000            Nil          Nil
2544 Turner Street
Vancouver, BC  V5K 2E8

Jo-Ann Burley            80,000      80,000            Nil          Nil
9432 - 205 B Street
Langley, BC  V1M 1Z1

Devesh Chikhlia          80,000      80,000            Nil          Nil
7488 Rosewood Street
Burnaby, BC  V5E 2G5

Marcel Pheiffer          80,000      80,000            Nil          Nil
1561 Charleton Court
Port Coquitlam, BC  V3B 6M8

Domingo Eleanor          80,000      80,000            Nil          Nil
362 West 15th Avenue
Vancouver, BC  V5Y 1Y2

Clint Lee                80,000      80,000            Nil          Nil
4710 Manor Street
Vancouver, BC  V5R 3X6

Melissa Holt             80,000      80,000            Nil          Nil
1505 Eagle Mountain Drive
Coquitlam, BC  V3E 2Y6

Melissa Burley           80,000      80,000            Nil          Nil
2250 - Oxford Street,
Suite 205
Vancouver, BC  V5A 1G1

Gursharan Kau Sarai      80,000      80,000            Nil          Nil
1806 London Street
New Westminster, BC  V3M 3E3

				    TOTAL NUMBER
                                    OF SHARES TO     TOTAL SHARES  PERCENT
                                    BE OFFERED FOR   OWNED UPON    OWNED UPON
NAME OF              SHARES OWNED   SELLING          COMPLETION    COMPLETION
SELLING              PRIOR TO THIS  SHAREHOLDERS     OF THIS       OF THIS
STOCKHOLDER          OFFERING       ACCOUNT          OFFERING      OFFERING
-------------------------------------------------------------------------------

Leah Ramsay              80,000      80,000             Nil         Nil
855 Jervis Street
Suite 505
Vancouver, BC  V6E 2B2

The named party beneficially owns and has sole voting and investment over all shares or rights to these shares. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 9,400,000 shares of common stock outstanding on the date of this prospectus.

The following shareholders are related to our sole director and officer, Zubeda Mohamed-Lakhani:

1.    Amyn Mohamed (son);
2.    Nabilla Juma (niece); and
3.    Christine Morrison (daughter-in-law).

Otherwise, Zubeda Mohamed-Lakhani has no relationships with the selling security holders.

None of the selling shareholders is a broker-dealer or affiliate of a broker dealer.

                         PLAN OF DISTRIBUTION

Following the effective date of this registration statement, we intend to apply to have our shares quoted for trading on the OTC Bulletin Board. In order to accomplish this, we will need to retain a market maker to file an application on our behalf. We have not engaged a market marker and there is no assurance that we will be able to do so. There is no assurance that our stock will be quoted on the OTC Bulletin Board or that a market maker will file an application for quotation on our behalf in order to make a market for our common stock.

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions.

The selling shareholders will sell our shares at $0.01 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. The selling shareholders may not sell our shares until our registration statement is effective and such offering will be considered an initial public offering. We determined this offering price arbitrarily based upon the price of the last sale of our common stock to investors. The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

We are bearing all costs relating to the registration of the common stock. These are estimated to be $15,000. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an under-writer, they must comply with applicable law and may, among other things:

  1. Not engage in any stabilization activities in connection with our common stock;

  2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

  3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:

  * contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
  * contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties;
  * contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;
  * contains a toll-free telephone number for inquiries on disciplinary actions;
  * defines significant terms in the disclosure document or in the conduct of trading penny stocks; and
  * contains such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to proceeding with any transaction in a penny stock, the customer:

  *  with bid and offer quotations for the penny stock;
  * details of the compensation of the broker-dealer and its salesperson in the transaction;
  * the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
  * monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

                            LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings. Our address for service of process in Nevada is 1802 North Carson Street, Suite 212, Carson City, Nevada, 89701

         DIRECTOR, EXECUTIVE OFFICER, PROMOTERS AND CONTROL PERSONS

Our executive officer and director and her respective age as of the date of this prospectus is as follows:

DIRECTOR:

NAME OF DIRECTOR                 AGE

Zubeda Mohamed-Lakhani            63

EXECUTIVE OFFICER:

NAME OF OFFICER                  AGE             OFFICE
---------------------           -----           -------
Zubeda Mohamed-Lakhani            63             President, CEO
                                                 Secretary, Treasurer,
                                                 and Director

BIOGRAPHICAL INFORMATION

Set forth below is a brief description of the background and business experience of our executive officer and director for the past five years.

MS. ZUBEDA MOHAMED-LAKHANI has acted as our president, chief executive officer, secretary, treasurer and a director since December 15, 2005. Since 2004, she has also acted as the principal of Fido `n' Felix, a Vancouver, British Columbia based proprietorship involved in manufacturing and distributing pet accessories. From 1990 to present, Ms. Mohamed-Lakhani has also acted as president and executive director of Euro-Trade Ltd., a Kenyan corporation that establishes infrastructure such as housing, telecommunications, and road paving projects with the government of Kenya.

Ms. Mohamed-Lakhani does not have any professional training or technical credentials in the exploration, development and operation of mines.

Ms. Mohamed-Lakhani intends to devote approximately 25% of her business time to our affairs.

TERM OF OFFICE

Our director is appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officer is appointed by the board of directors and will hold office until removed by the board.

SIGNIFICANT EMPLOYEES

We have no significant employees other than the officer and director described above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of the date of this prospectus, and by the officer and director, individually and as a group. Except as otherwise indicated, all shares are owned directly.

                                                AMOUNT OF
TITLE OF      NAME AND ADDRESS                  BENEFICIAL     PERCENT
CLASS         OF BENEFICIAL OWNER               OWNERSHIP      OF CLASS

COMMON         Zubeda Mohamed-Lakhani            5,000,000      53.19%
STOCK          President, Chief
               Executive Officer,
               Secretary, Treasurer
               and Director
               6260 Field Place
               Burnaby, BC V5E 3W1

The percent of class is based on 9,400,000 shares of common stock issued and outstanding as of the date of this prospectus.

                           DESCRIPTION OF SECURITIES

GENERAL

Our authorized capital stock consists of 75,000,000 shares of common stock at a par value of $0.001 per share.

COMMON STOCK

As of December 22, 2006 , there were 9,400,000 shares of our common stock issued and outstanding held by 32 stockholders of record. Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

PREFERRED STOCK

We do not have an authorized class of preferred stock.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

SHARE PURCHASE WARRANTS

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

OPTIONS

We have not issued and do not have outstanding any options to purchase shares of our common stock.

CONVERTIBLE SECURITIES

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

                 INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The geological information concerning the Cartan mineral claim is summarized from James W. McLeod's geological report on the property.

The March 31, 2006 financial statements included in this prospectus and the registration statement have been audited by Manning Elliott LLP to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

       DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR
                     SECURITIES ACT LIABILITIES

Our director and officer is indemnified as provided by the Nevada Revised Statutes and our Bylaws. These provisions provide that we shall indemnify a director or former director against all expenses incurred by him by reason of him acting in that position. The directors may also cause us to indemnify an officer, employee or agent in the same fashion.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claims for indemnification against such liabilities is asserted by our director, officer, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

                   ORGANIZATION WITHIN LAST FIVE YEARS

We were incorporated on November 12, 2003 under the laws of the state of Nevada. On that date, Darren Bell was appointed as our president, chief executive officer, secretary, treasurer and sole director. On December 15, 2005, Zubeda Mohamed-Lakhani replaced Mr. Bell in these capacities.

                         DESCRIPTION OF BUSINESS

IN GENERAL

We intend to commence operations as an exploration stage company. An exploration stage company is involved in the search for mineral deposits. We own a 100% undivided right, title and interest in and to the mineral property known as the Cartan mineral claim. Our interest in the property consists of the right to explore for and remove minerals from the property. There is no assurance that a commercially viable mineral deposit exists on the property.

Our plan of operation is to conduct exploration work on the Cartan mineral claim in order to ascertain whether it possesses economic quantities of gold. There can be no assurance that economic mineral deposits or reserves exist on the Cartan mineral claim until appropriate exploration work is done and an economic evaluation based on such work concludes that production of minerals from the property is economically feasible.

Even if we complete our proposed exploration programs on the Cartan mineral claim and we are successful in identifying a mineral deposit, we will have to spend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit.

Mineral property exploration is typically conducted in phases. Each subsequent phase of exploration work is recommended by a geologist based on the results from the most recent phase of exploration. We have not yet commenced the initial phase of exploration on the Cartan claim. Once we have completed each phase of exploration, we will make a decision as to whether or not we proceed with each successive phase based upon the analysis of the results of that program. Our director will make this decision based upon the recommendations of the independent geologist who oversees the program and records the results.

LOCATION AND ACCESS

The Cartan mineral claim consists of 1,017 acres. The claim is located on the eastside of the Salmon River and is accessed by a gravel road just south of the town of Westwold, British Columbia. The claim is five miles south of Westwold, which is approximately halfway between the cities of Kamloops and Vernon.

The Cartan claim region ranges in altitudes from 3,000 to 5,000 feet. From a physiography point of view, the claim is portrayed as rounded with hilly flat terrain that has been changed by erosion and deposits.

PROPERTY ACQUISITION

We retained James W. McLeod, a professional geologist, to stake the Cartan mineral claim for us and to prepare a geology report based on the property. As part of our arrangement, Mr. McLeod acquired the mineral property in a holding company and then transferred it to our president on February 2, 2006, by way of bill of sale. We paid Mr. McLeod $3,500 for the mineral claim. We do not have any further obligations to Mr. McLeod pursuant to our agreement with him. Other than as described above, neither we nor our management have any relationship with Mr. McLeod.

Our president, Zubeda Momahed-Lakhani holds this mineral claim in trust for us. We can request that the claim be registered in our name at any time. We would have to register as an extra-provincial company in British Columbia and obtain a free miner's certificate in order to accomplish this. This process would involve significant fees and require us to retain a lawyer to file the extra-provincial registration application and to act as attorney for service in British Columbia. The filing process would take approximately two weeks.

The registration of the claims in the name of a trustee does not impact a third party's ability to commence an action against us respecting the Cartan mineral claim or to seize the claim after obtaining judgment.

If the trustee becomes bankrupt or transfers the claims to a third party, we may incur significant legal expenses in enforcing our interest in the claims in British Columbia courts. Because our president acts as our trustee, we do not believe that there is any material risk of such an occurrence.

Specifics of the Cartan mineral claim are as follows:

Claim Name      Claim Number   Date of Recording     Date of Expiry

CARTAN           523485        December 5, 2005     December 5, 200 7

The Cartan mineral claim is in good standing until December 5, 200 7 .
In order to keep the claim in good standing beyond this date, we must incur at least $2,000 in exploration work on the claim prior to December 5, 200 7 or pay cash in lieu. The expiry date is thereby extended for an additional year to December 5, 200 8 . The claim expiry date can be further extended in this manner on an annual basis.

INFRASTRUCTURE AND CONDITION OF THE PROPERTY

The City of Vernon, British Columbia is 50 miles southeast of the Cartan Mineral claim. Most equipment, accommodations, communications and supplies can easily be attained to sufficiently carry out an exploration program.

The Cartan mineral claim is free of mineral workings. There is no equipment or other infrastructure facilities located on the property. There is no power source located on the property. We will need to use portable generators if we require a power source for exploration of the Cartan mineral claim.

MINERALIZATION AND GEOLOGY

Rock formations on the Cartan property consist of interlayered volcanic flows and sediments. These are composed of basaltic lavas, flow breccias, rhyolite lava and breccia, local sandstone, shale, conglomerate and some coal.

EXPLORATION HISTORY

Two localized discoveries of mineralization on the south end of the claim, designated as the White Elephant and Zion zones, underwent trenching in the 1930's. Trenching involves removing surface soil using a backhoe or bulldozer. Samples are then taken from the bedrock below and analysed for mineral content. As well, a small mill was built on the site White Elephant zone and a few shipments of ore concentrates were sent to a smelter.

GEOLOGICAL REPORT

Mr. James W. McLeod has prepared a geology report on the Cartan mineral claim. Mr. McLeod is a professional geologist who graduated from the University of British Columbia with a bachelor's degree in Science, major in geology in 1969. Since his graduation, Mr. McLeod has been continuously self-employed as a consulting geologist.

Mr. McLeod's report states that the mineralization encountered to date in the general area are possibly indicative of a larger mineral system.

Mr. McLeod recommends an initial phase of exploration on the Cartan mineral property that will consist of prospecting, mapping and sampling, as well as grid installation and VLF-EM surveys. Prospecting involves analyzing rocks on the property surface with a view to discovering indications of potential mineralization. Mapping involves plotting previous exploration data relating to a property on a map in order to determine the best property locations to conduct subsequent exploration work. Sampling consists of our consulting geologist and his assistant gathering chip samples and grab samples from property areas with the most potential to host economically significant mineralization based on past exploration results. Grab samples are soil samples or pieces of rock that appear to contain precious metals such as gold. All samples gathered will be sent to a laboratory where they are crushed and analysed for metal content.

Grid emplacement involves dividing a portion of the property being explored into small sections. VLF-EM surveys (or very low frequency - electromagnetic surveys) consist of two separate surveys: very low frequency surveys use radio waves to determine whether rocks on a mineral property conduct electricity. The mineralization we seek is an above average conductor of electricity and will affect VLF readings. Electro magnetic surveys involve measuring the strength of the earth's magnetic field. Variations in the magnetic readings on a property may indicate the increased likelihood of precious or base minerals in the area.

The exploration program would take approximately two months to complete and is budgeted to cost $18,276.

Further exploration would be recommended based upon the results from the initial phase.

COMPLIANCE WITH GOVERNMENT REGULATION

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in Canada generally, and in British Columbia specifically. We will not have to obtain any approvals or permits in order to complete the recommended phase one exploration program on the Cartan mineral claim. However, to engage in advanced exploration phases, such as drilling, we will require work permits, the posting of bonds, and the performance of remediation work for any significant physical disturbance to the land.

We will have to sustain the cost of reclamation and environmental mediation for all exploration and development work undertaken. Reclamation and environmental mediation essentially means that we have to take steps to put the property surface back in the same state as we initially found it. These steps usually include earth movement to fill any holes we create during exploration and tree planting.

The amount of these costs is not known at this time as we do not know the extent of the exploration program that will be undertaken beyond completion of the currently planned work programs. Because there is presently no information on the size, tenor, or quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on earnings or our competitive position in the event a potentially economic deposit is discovered.

If we enter into production, the cost of complying with permit and regulatory environment laws will be greater than in the exploration phases because the impact on the project area is greater. Permits and regulations will control all aspects of any production program if the project continues to that stage because of the potential impact on the environment. Examples of regulatory requirements include:

      -     Water discharge will have to meet water standards;

      -     Dust generation will have to be minimal or otherwise re-mediated;

      - Dumping of material on the surface will have to be re-contoured and re-vegetated;

      - An assessment of all material to be left on the surface will need to be environmentally benign;

      - Ground water will have to be monitored for any potential contaminants;

      - The socio-economic impact of the project will have to be evaluated and if deemed negative, will have to be re-mediated; and
      - There will have to be an impact report of the work on the local fauna and flora.

EMPLOYEES

We have no employees as of the date of this prospectus other than our sole director.

RESEARCH AND DEVELOPMENT EXPENDITURES

We have not incurred any research or development expenditures since our incorporation.

SUBSIDIARIES

We do not have any subsidiaries.

PATENTS AND TRADEMARKS

We do not own, either legally or beneficially, any patents or trademarks.

REPORTS TO SECURITY HOLDERS

Although we are not required to deliver a copy of our annual report to our security holders, we will voluntarily send a copy of our annual report, including audited financial statements, to any registered shareholder who requests it. We will not be a reporting issuer with the Securities and Exchange Commission until our registration statement on Form SB-2 is declared effective.

We have filed a registration statement on Form SB-2, under the Securities Act of 1933, with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20002. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

                               PLAN OF OPERATIONS

Our plan of operations for the twelve months following the date of this prospectus is to complete the recommended phase one exploration program, on the Cartan mineral claim. We anticipate that the cost of this program will be $18,276. This will consist of the following costs estimated by James W. McLeod:

Prospecting, mapping and sampling
by a geologist and an assistant:                 $4,550

Grid installation and VLF-EM surveys:            $4,750

Camp and board:                                  $1,680

Transportation and accommodation:                $1,200

Sample analysis:                                 $1,000

Equipment and supplies:                          $1,150

Report and maps:                                 $  900

Contingency at 20%:                              $3,046

TOTAL:                                          $18,276

In the next 12 months, we also anticipate spending an additional $20,000 on administrative expenses, including fees payable in connection with the filing of this registration statement and complying with reporting obligations.

Total expenditures over the next 12 months are therefore expected to be $38,276.

While we have sufficient funds on hand to cover a portion of the phase one exploration costs, we will require additional funding in order to complete any additional exploration programs and to cover all of our anticipated administrative expenses for the next 12 months.

We anticipate that additional funding will be required in the form of equity financing from the sale of our common stock and from loans from our director. However, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund all of our anticipated expenses. Our initiation of the phase one exploration program will not be contingent on raising additional capital.

RESULTS OF OPERATIONS FOR THE PERIOD FROM INCEPTION THROUGH SEPTEMBER
30 , 2006

We have not earned any revenues from our incorporation on November 12, 2003 to SEPTEMBER 30 , 2006. We do not anticipate earning revenues unless we enter into commercial production on the Cartan mineral claim, which is doubtful. We have not commenced the exploration stage of our business and can provide no assurance that we will discover economic mineralization on the property, or if such minerals are discovered, that we will enter into commercial production.

We incurred operating expenses in the amount of $ 27,117 for the period from our inception on November 12, 2003 to September 30 , 2006. These operating expenses were comprised of the impairment of mineral property costs of $3,500, professional fees of $ 14,143 and office and general costs of $ 9,474 .

We have not attained profitable operations and are dependent upon obtaining financing to pursue exploration activities. For these reasons our auditors believe that there is substantial doubt that we will be able to continue as a going concern.

                       DESCRIPTION OF PROPERTY

We own a 100% undivided right, title and beneficial interest in one mineral claim comprising the Cartan mineral claim. This claim is held in trust for us by our president.

In addition, we lease office space at 999 Canada Place, Suite 404, Vancouver, British Columbia from a private arm's length company, Insignia Office Centers (Vancouver) Inc., for $100 per month.

               CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Effective August 1, 2005, we charged to operations donated rent of $100 per month and donated services of $500 per month for office space and management services that our president, Zubeda Mohamed-Lakhani provided to us free of charge. The amount recorded for donated rent ceased on February 28, 2006 when we entered into an arm's length lease agreement with Insignia Office Centers (Vancouver) Inc. for office space.

Otherwise, none of the following parties has, since our November 12, 2003, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

  *  Any of our directors or officers;
  *  Any person proposed as a nominee for election as a director;
  * Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
  *  Our sole promoter, Zubeda Mohamed-Lakhani;
  * Any member of the immediate family of any of the foregoing persons.

       MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

NO PUBLIC MARKET FOR COMMON STOCK

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

STOCKHOLDERS OF OUR COMMON SHARES

As of the date of this registration statement, we have 32 registered shareholders.

RULE 144 SHARES

A total of 5,000,000 shares of our common stock are available for resale to the public after December 15, 2006 in accordance with the volume and trading limitations of Rule 144 of the Act. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1. 1% of the number of shares of the company's common stock then outstanding which, in our case, will equal 94,000 shares as of the date of this prospectus; or

2. the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold all of the 5,000,000 shares that may be sold pursuant to Rule 144.

REGISTRATION RIGHTS

We have not granted registration rights to the selling shareholders or to any other persons.

DIVIDENDS

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1. we would not be able to pay our debts as they become due in the usual course of business; or

2. our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

                        EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The table below summarizes all compensation awarded to, earned by, or paid to our executive officer by any person for all services rendered in all capacities to us for the fiscal period from our inception on November 12, 2003 to March 31, 2006 and the subsequent period to the date of this prospectus.

                         ANNUAL COMPENSATION

                                  OTHER RESTRICTED OPTIONS/ LTIP OTHER
                                        STOCK      SARS     PAYOUTS COMP
NAME     TITLE  YEAR SALARY BONUS COMP. AWARDED    (#)      ($)
_______________________________________________________________________
Zubeda   Pres.  2006   $0     0    0      0        0       0     0
Mohamed- CEO    2005   $0     0    0      0        0       0     0
Lakhani  Sec.
	 Tres.
         & Dir

STOCK OPTION GRANTS

We have not granted any stock options to the executive officer since our inception.

CONSULTING AGREEMENTS

We do not have any employment or consulting agreement with Ms. Mohamed-Lakhani. We do not pay her any amount for acting as a director.

FINANCIAL STATEMENTS

INDEX TO FINANCIAL STATEMENTS:

1. Report of Independent Registered Public Accounting Firm;

2. Audited financial statements for the years ended March 31, 2006 and 2005, and accumulated for the period from November 12, 2003 (inception) to March 31, 2006 consisting of:

  a. Balance Sheets;

  b. Statements of Operations;

  c. Statements of Cash Flows;

  d. Statement of Stockholders' Equity; and

  e. Notes to the Financial Statements


3. Interim unaudited financial statements for the period ended September 30, 2006 consisting of:

  a. Balance Sheets;

  b. Statements of Operations;

  c. Statements of Cash Flows; and

  d. Notes to the Financial Statements

Cartan Holdings Inc.
(An Exploration Stage Company)

March 31, 2006

                                                                           Index


Report of Independent Registered Public Accounting Firm......................F-1

Balance Sheet................................................................F-2

Statements of Operations.....................................................F-3

Statements of Cash Flows.....................................................F-4

Statement of Stockholders' Equity............................................F-5

Notes to the Financial Statements............................................F-6

            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Cartan Holdings Inc. (An Exploration Stage Company)

We have audited the accompanying balance sheet of Cartan Holdings Inc. (An Exploration Stage Company) as of March 31, 2006 and the related statements of operations, cash flows and stockholders' equity for the years ended March 31, 2006 and 2005 and accumulated for the period from November 12, 2003 (Date of Inception) to March 31, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cartan Holdings Inc. (An Exploration Stage Company) as of March 31, 2006, and the results of its operations and its cash flows for the years ended March 31, 2006 and 2005 and accumulated for the period from November 12, 2003 (Date of Inception) to March 31, 2006 in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has not generated any revenues and has incurred a loss from operations since inception. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ "Manning Elliott LLP"

CHARTERED ACCOUNTANTS

Vancouver, Canada

June 30, 2006

Cartan Holdings Inc.
(An Exploration Stage Company)
Balance Sheet
(Expressed in U.S. dollars)



                                                                   March 31,
                                                                      2006
                                                                       $


 ASSETS

 Current Assets

 Cash                                                               22,877
 Prepaid expenses                                                    1,168
-------------------------------------------------------------------------------

 Total Assets                                                       24,045
-------------------------------------------------------------------------------

 LIABILITIES AND STOCKHOLDERS' EQUITY

 Current Liabilities

 Accrued liabilities                                                   500
 Due to related party                                                  594
-------------------------------------------------------------------------------

 Total Liabilities                                                   1,094
-------------------------------------------------------------------------------

Contingencies and Commitments (Notes 1 and 5)

 Stockholders' Equity

 Common Stock, 75,000,000 shares authorized, $0.001 par value        9,400
 9,400,000 shares issued and outstanding

 Additional Paid-in Capital                                         18,000

 Donated Capital (Note 3)                                            5,300

 Deficit Accumulated During the Exploration Stage                   (9,749)
-------------------------------------------------------------------------------

 Total Stockholders' Equity                                         22,951
-------------------------------------------------------------------------------

 Total Liabilities and Stockholders' Equity                         24,045
-------------------------------------------------------------------------------



















  (The Accompanying Notes are an Integral Part of These Financial Statements)

Cartan Holdings Inc.
(An Exploration Stage Company)
Statements of Operations
(Expressed in U.S. dollars)



                                                  Accumulated
                                                     From
                                               November 12, 2003     For the     For the
                                              (Date of Inception)  Year Ended   Year Ended
                                                 To March 31,       March 31,   March 31,
                                                     2006             2006         2005
                                                       $                $           $

Revenue                                                     -             -       -

Expenses

Impairment of mineral property costs (Note 4)           3,500         3,500       -
Office and general (Note 3)                             5,749         5,384       -
Professional fees                                         500           500       -

Total Expenses                                          9,749         9,384       -

Net Loss                                               (9,749)       (9,384)      -

Net Loss Per Share - Basic and Diluted                                    -       -

Weighted Average Shares Outstanding                  		  2,792,000       -

































  (The Accompanying Notes are an Integral Part of These Financial Statements)

Cartan Holdings Inc.
(An Exploration Stage Company)
Statements of Cash Flows
(Expressed in U.S. dollars)


                                                                               Accumulated      For the    For the
                                                                                  From         Year Ended Year Ended
                                                                            November 12, 2003  March 31,  March 31,
                                                                           (Date of Inception)    2006       2005
                                                                              To March 31,         $          $
                                                                                  2006
                                                                                    $


Operating Activities

Net loss                                                                                (9,749)    (9,384)         -

Adjustments to reconcile net loss to net cash used in operating activities
 Donated services and rent                                                               5,300      5,300          -
 Impairment of mineral property costs                                                    3,500      3,500          -

Changes in operating assets and liabilities
Prepaid expenses                                                                       (1,168)    (1,168)          -
Accounts payable                                                                          500        500
Due to related party                                                                      594        229           -

Net Cash Used in Operating Activities                                                  (1,023)    (1,023)          -

Investing Activities

Mineral property costs                                                                 (3,500)    (3,500)          -

Net Cash Used in Investing Activities                                                  (3,500)    (3,500)          -

Financing Activities

Proceeds from the issuance of common stock                                             27,400     27,400           -

Net Cash Provided by Financing Activities                                              27,400     27,400           -

Increase in Cash                                                                       22,877     22,877           -

Cash - Beginning of Period                                                                  -          -           -

Cash - End of Period                                                                   22,877     22,877           -


Supplemental Disclosures
Interest paid                                                                                -          -          -
Income taxes paid                                                                            -          -          -















  (The Accompanying Notes are an Integral Part of These Financial Statements)

Cartan Holdings Inc.
(An Exploration Stage Company)
Statement of Stockholders' Equity
Period from November 12, 2003 (Date of Inception) to January 31, 2006 (expressed in U.S. dollars)


                                                                                             Deficit
                                                                                           Accumulated
                                                                        Additional         During the
                                                                         Paid-in   Donated Exploration
                                                        Shares   Amount  Capital   Capital    Stage      Total
                                                           #       $        $         $         $          $

Balance - November 12, 2003 (Date of Inception)                -      -          -       -         -            -

Net loss for the period                                        -      -          -       -      (365)        (365)

Balance March 31, 2004                                         -      -          -       -      (365)        (365)

Net loss for the year                                          -      -          -       -         -            -

Balance March 31, 2005                                         -      -          -       -      (365)        (365)

December 3, 2005 - Issued for cash at $0.001 per share 7,400,000  7,400          -       -         -        7,400

January 17, 2006 - Issued for cash at $0.01 per share  2,000,000  2,000     18,000       -         -       20,000

Donated services and rent                                      -      -          -   5,300         -        5,300

Net loss for the year                                          -      -          -       -    (9,384)      (9,384)

Balance - March 31, 2006                               9,400,000  9,400     18,000   5,300    (9,749)      22,951




























  (The Accompanying Notes are an Integral Part of These Financial Statements)

1. Nature of Operations and Continuance of Business

   The Company was incorporated in the State of Nevada on November 12, 2003, and was inactive until July 2005. The Company is an Exploration Stage Company, as defined by Statement of Financial Accounting Standard ("SFAS") No.7 "Accounting and Reporting for Development Stage Enterprises". The Company's principal business is the acquisition and exploration of mineral resources. The Company has not presently determined whether its properties contain mineral reserves that are economically recoverable.

   These financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has never generated revenues since inception and has never paid any dividends and is unlikely to pay dividends or generate earnings in the immediate or foreseeable future. To date, the Company has funded operations through the issuance of common stock. The Company has sufficient funds to conduct the proposed phase one exploration program on the mineral property with an estimated budget of $18,276. Additional financing is required to complete any additional exploration. The most likely source of additional financing is through the sale of equity capital and director loans. The Company does not currently have any arrangements for financing and may not be able to find such financing, if required. Obtaining additional financing would be subject to a number of factors, including the market price for gold, investor acceptance of the mineral property and general market conditions. These facturs may make the timing, amount, terms or conditions of additional financing unavailable to the Company.

   The continuation of the Company as a going concern is dependent upon the planned and continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations, and the attainment of profitable operations. As at March 31, 2006, the Company has accumulated losses of $9,749 since inception. If the Company is unable to raise the necessary financing, then its business plan will fail and it will be unable to continue as a going concern. These factors raise substantial doubt regarding the Company's ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.


2. Summary of Significant Accounting Policies

   a) Basis of Presentation

      These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States, and are expressed in U.S. dollars. The Company's fiscal year-end is March 31.

   b) Use of Estimates

      The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

   c) Basic and Diluted Net Income (Loss) Per Share

      The Company computes net income (loss) per share in accordance with SFAS No. 128, "Earnings per Share". SFAS No. 128 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive.

   d) Comprehensive Loss

      SFAS No. 130, "Reporting Comprehensive Income," establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at March 31, 2006 and 2005, the Company has no items that represent a comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

Cartan Holdings Inc.
(An Exploration Stage Company)
Notes to the Financial Statements
March 31, 2006
(expressed in U.S. dollars)

2. Summary of Significant Accounting Policies (continued)

   e) Mineral Property Costs

      The Company has been  in the  exploration stage  since  its inception  on
      November 12, 2003, and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition and exploration of mining properties. Mineral property exploration costs are expensed as incurred. Mineral property acquisition costs are initially capitalized when incurred using the guidance in EITF 04-02, "Whether Mineral Rights Are Tangible or Intangible Assets". The Company assesses the carrying costs for impairment under SFAS 144, "Accounting for Impairment or Disposal of Long Lived Assets" at each fiscal quarter end. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs then incurred to develop such property, are capitalized. Such costs will be amortized using the units-of-production method over the estimated life of the probable reserve. If mineral properties are subsequently abandoned or impaired, any capitalized costs will be charged to operations.

   f) Long-lived Assets

      In accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", the carrying value of long-lived assets is reviewed on a regular basis for the existence of facts or circumstances that may suggest impairment. The Company recognizes impairment when the sum of the expected undiscounted future cash flows is less than the carrying amount of the asset. Impairment losses, if any, are measured as the excess of the carrying amount of the asset over its estimated fair value.

   g) Financial Instruments

      The fair values of financial instruments, which include cash, accrued liabilities and due to related party, were estimated to approximate their carrying values due to the immediate or short-term maturity of these financial instruments. The Company's operations are in Canada, which results in exposure to market risks from changes in foreign currency rates. The financial risk is the risk to the Company's operations that arise from fluctuations in foreign exchange rates and the degree of volatility of these rates. Currently, the Company does not use derivative instruments to reduce its exposure to foreign currency risk.

   h) Income Taxes

      Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted SFAS No. 109 "Accounting for Income Taxes" as of its inception. Pursuant to SFAS No. 109 the Company is required to compute tax asset benefits for net operating losses carried forward. The potential benefits of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

   i) Foreign Currency Translation

      The Company's functional and reporting currency is the United States dollar. Monetary assets and liabilities denominated in foreign currencies are translated in accordance with SFAS No. 52 "Foreign Currency Translation", using the exchange rate prevailing at the balance sheet date. Gains and losses arising on settlement of foreign currency denominated transactions or balances are included in the determination of income. Foreign currency transactions are primarily undertaken in Canadian dollars. The Company has not, to the date of these financials statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

   j) Recent Accounting Pronouncements

      In 2006, the FASB has issued SFAS No. 155 "Accounting for Certain Hybrid Financial Instruments - an amendment of FASB Statements No. 133 and 140" and No. 156 "Accounting for Servicing of Financial Assets - an
      amendment of FASB Statement No. 140", but they will not have a material effect in the Company's results of operations or financial position. Therefore, a description and its impact for each on the Company's operations and financial position have not been disclosed.

Cartan Holdings Inc.
(An Exploration Stage Company)
Notes to the Financial Statements
March 31, 2006
(expressed in U.S. dollars)

2.    Summary of Significant Accounting Policies (continued)

   l) Recent Accounting Pronouncements (continued)

      In May 2005, the Financial Accounting Standards Board (FASB) issued SFAS No. 154, "Accounting Changes and Error Corrections - A Replacement of APB Opinion No. 20 and SFAS No. 3". SFAS 154 changes the requirements for the accounting for and reporting of a change in accounting principle and applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. SFAS 154 requires retrospective application to prior periods' financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. The provisions of SFAS No. 154 are effective for accounting changes and correction of errors made in fiscal years beginning after December 15, 2005. The adoption of this standard is not expected to have a material effect on the Company's results of operations or financial position.

      In December 2004, the FASB issued SFAS No. 153, "Exchanges of Nonmonetary Assets - An Amendment of APB Opinion No. 29". The guidance in APB Opinion No. 29, "Accounting for Nonmonetary Transactions", is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. The guidance in that Opinion, however, included certain exceptions to that principle. SFAS No. 153 amends Opinion No. 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchange of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The provisions of SFAS No. 153 are effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Early application is permitted and companies must apply the standard prospectively. The adoption of this standard is not expected to have a material effect on the Company's results of operations or financial position.

      In December 2004, the FASB issued Statement of Financial Accounting Standard (SFAS) No. 123R, "Share Based Payment". SFAS 123R is a revision of SFAS No. 123 "Accounting for Stock-Based Compensation", and
      supersedes  APB  Opinion  No.  25,    "Accounting  for  Stock  Issued  to
      Employees"  and   its   related   implementation   guidance.  SFAS   123R
      establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of those equity
      instruments. SFAS 123R focuses   primarily on accounting for transactions
      in which an entity obtains employee services in share-based payment transactions. SFAS 123R requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award - the requisite service period (usually the vesting period). SFAS 123R requires that the
      compensation cost  relating   to   share-based  payment  transactions  be
      recognized  in   financial statements. That  cost  will be measured based
      on the fair value of the equity or   liability instruments issued. Public
      entities that file as small business issuers will be required to apply SFAS 123R in the first interim or annual reporting period that begins after December 15, 2005. The adoption of this standard is not expected to have a material effect on the Company's results of operations or financial position.

      In March 2005, the SEC staff issued Staff Accounting Bulletin No. 107 ("SAB 107") to give guidance on the implementation of SFAS 123R. The Company will consider SAB 107 during implementation of SFAS 123R.


3. Related Party Transactions

   a) Effective on the commencement of operations in July 2005, the Company began recognizing donated services of $500 per month provided by the President of the Company. During the year ended March 31, 2006, the Company recognized $4,500 as donated capital.

   b) Effective August 1, 2005, the Company began recognizing donated rent of $100 per month for office premises provided by the President of the Company. During the year ended March 31, 2006, the Company recognized $800 as donated capital. On March 1, 2006, the Company entered into a lease agreement for office premises and ceased recording donated rent.

Cartan Holdings Inc.
(An Exploration Stage Company)
Notes to the Financial Statements
March 31, 2006
(expressed in U.S. dollars)

4. Mineral Properties

   On December 12, 2005, the Company acquired a 100% interest in a mineral claim located in Westwold, British Columbia, Canada, in consideration for $3,500. The claim is registered in the name of the President of the Company, who has executed a trust agreement whereby the President agreed to hold the claim in trust on behalf of the Company. The cost of the mineral claim was initially capitalized. At March 31, 2006, the Company recognized an impairment loss of $3,500, as it has not yet been determined whether there are proven or probable reserves on the property.


5. Commitment

   On March 1, 2006, the Company entered into  an operating  lease  for  office
   premises.   The lease calls for monthly payments of $86 (Cdn$100) commencing
   March  1, 2006 for a one year term.


6. Common Stock

   a) On January 17, 2006, the Company issued 2,000,000 shares of common stock at a price of $0.01 per share for cash proceeds of $20,000.

   b) On December 3, 2005, the Company issued 7,400,000 shares of common stock at a price of $0.001 per share for cash proceeds of $7,400.


7. Income Taxes

      Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has net operating losses of $4,450, which commence expiring in 2024. Pursuant to SFAS No. 109, the Company is required to compute tax asset benefits for net operating losses carried forward. The potential benefits of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

      The components  of   the  net  deferred   tax  asset  at  March  31, 2006
      and the   statutory  tax  rate,  the  effective  tax rate and the elected amount  of  the  valuation allowance are scheduled below:

                                   March 31,
                                     2006
                                       $

 Net Operating Loss Carryforwards    4,450

 Statutory Tax Rate                   35%

 Effective Tax Rate                    -

 Deferred Tax Asset                  1,560

 Valuation Allowance                (1,560)
---------------------------------------------

 Net Deferred Tax Asset                -
---------------------------------------------

Cartan Holdings Inc.
(An Exploration Stage Company)

September 30, 2006

                                                                           Index


Balance Sheets...............................................................F-1

Statements of Operations.....................................................F-2

Statements of Cash Flows.....................................................F-3

Notes to the Financial Statements............................................F-4

Cartan Holdings Inc.
(An Exploration Stage Company)
Balance Sheets
(Expressed in US dollars)


                                                                                                          September 30,  March 31,
                                                                                                              2006          2006
                                                                                                                $            $
                                                                                                           (unaudited)


ASSETS

Current Assets

Cash                                                                                                        14,488        22,877
Prepaid expenses and deposits                                                                                  493         1,168

Total Assets                                                                                                14,981	  24,045


LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities

Accounts payable                                                                                               746             -
Accrued liabilities                                                                                          5,000           500
Due to related party (Note 3(a))                                                                               652           594

Total Liabilities                                                                                            6,398         1,094


Contingencies and Commitments (Notes 1 and 5)

Stockholders' Equity

Common Stock, 75,000,000 shares authorized, $0.001 par value; 9,400,000 shares issued and outstanding        9,400         9,400

Additional Paid-in Capital                                                                                  18,000        18,000

Donated Capital (Note 3(b))                                                                                  8,300         5,300

Deficit Accumulated During the Exploration Stage                                                           (27,117)	  (9,749)

Total Stockholders' Equity                                                                                   8,583	  22,951

Total Liabilities and Stockholders' Equity                                                                  14,981	  24,045



















  (The Accompanying Notes are an Integral Part of These Financial Statements)

Cartan Holdings Inc.
(An Exploration Stage Company)
Statements of Operations
(Expressed in US dollars)
(unaudited)


                                           Accumulated
                                              From             For the         For the       For the       For the
                                        November 12, 2003    Three months   Three months   Six months    Six months
                                       (Date of Inception)       Ended          Ended         Ended         Ended
                                        To September 30,    September 30,   September 30, September 30, September 30,
                                              2006               2006           2005          2006          2005
                                                $                 $               $             $             $

Revenue                                                  -                -             -             -             -


Expenses

Office and general (Note 3(b))                       9,474            2,642         1,700         3,725         1,700
Professional fees                                   14,143            8,643             -        13,643             -
Impairment of mineral property costs                 3,500                -             -             -             -

Total Expenses                                      27,117           11,285         1,700        17,368         1,700

Net Loss                                           (27,117)	    (11,285)       (1,700)      (17,368)       (1,700)

Net Loss Per Share - Basic and Diluted                 			  -             -             -             -

Weighted Average Shares Outstanding           			  9,400,000		-     9,400,000             -

































  (The Accompanying Notes are an Integral Part of These Financial Statements)

Cartan Holdings Inc.
(An Exploration Stage Company)
Statements of Cash Flows
(Expressed in US dollars)
(unaudited)


                                                                                                 For the         For the
                                                                                             Six Months Ended  Six Months
                                                                                              September 30,       Ended
                                                                                                   2006       September 30,
                                                                                                    $             2005
                                                                                                                    $


Operating Activities

Net loss                                                                                 	     (17,368)       (1,700)

Adjustment to reconcile net loss to net cash provided by (used in) operating activities
 Donated services and rent                                                                              3,000         1,700

Changes in operating assets and liabilities
Prepaid expenses and deposits                                                                             675             -
Accounts payable and accrued liabilities                                                                5,246             -
Due to related party                                                                                       58            44

Net Cash Provided by (Used in) Operating Activities                                                   (8,389)            44

Financing Activities

Proceeds from the issuance of common stock                                                                  -             -

Net Cash Provided by Financing Activities                                                                   -             -

Increase (Decrease) in Cash                                                                           (8,389)            44

Cash - Beginning of Period                                                                             22,877             -

Cash - End of Period                                                                                   14,488            44


Supplemental Disclosures
Interest paid                                                                                               -             -
Income taxes paid                                                                                           -             -























  (The Accompanying Notes are an Integral Part of These Financial Statements)

Cartan Holdings Inc.
(An Exploration Stage Company)
Notes to the Financial Statements
September 30, 2006
(Expressed in US dollars)
(unaudited)

1.     Nature of Operations and Continuance of Business

       The Company was incorporated in the State of Nevada on November 12, 2003, and was inactive until July 2005. The Company is an Exploration Stage
       Company, as defined by Statement of Financial Accounting Standard ("SFAS") No.7 "Accounting and Reporting for Development Stage Enterprises". The Company's principal business is the acquisition and exploration of mineral resources. The Company has not presently determined whether its properties contain mineral reserves that are economically recoverable.

       These financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has never generated revenues since inception and has never paid any dividends and is unlikely to pay dividends or generate earnings in the immediate or foreseeable future. To date, the Company has funded operations through the issuance of capital stock. The Company has sufficient funds to conduct the proposed phase one exploration program on the mineral property with an estimated budget of $18,276. Additional financing is required to complete any additional exploration. The most likely source of additional financing is through the sale of equity capital and director loans. The Company does not currently have any arrangements for financing and may not be able to find such financing if required. Obtaining additional financing would be subject to a number of factors, including the market price for gold, investor acceptance of the mineral property, and general market conditions. These factors may make the timing, amount, terms or conditions of additional financing unavailable to the Company.

       The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations, and the attainment of profitable operations. As at September 30, 2006, the Company has working capital of $8,583 and has accumulated losses of $27,117 since inception. If the Company is unable to raise the necessary financing, then its business plan will fail and it will be unable to continue as a going concern. These factors raise substantial doubt regarding the Company's ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

2. Summary of Significant Accounting Policies

   a)  Basis of Presentation

       These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States, and are expressed in US dollars. The Company's fiscal year-end is March 31.

   b)  Use of Estimates

       The preparation of financial statements in conformity with US generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

   c)  Basic and Diluted Net Income (Loss) Per Share

       The Company computes net income (loss) per share in accordance with SFAS No. 128, "Earnings per Share". SFAS No. 128 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing Diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive.

   d)  Cash and Cash Equivalents

       The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.
   e)  Comprehensive Loss

       SFAS No. 130, "Reporting Comprehensive Income," establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at September 30, 2006 and 2005, the Company has no items that represent a comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

   f)  Mineral Property Costs

       The Company has been in the exploration stage since its inception on November 12, 2003, and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition and exploration of mining properties. Mineral property exploration costs are expensed as incurred. Mineral property acquisition costs are initially capitalized when incurred using the guidance in EITF 04-02, "Whether Mineral Rights Are Tangible or Intangible Assets". The Company assesses the carrying costs for impairment under SFAS No. 144, "Accounting for Impairment or Disposal of Long Lived Assets" at each fiscal quarter end. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs then incurred to develop such property, are capitalized. Such costs will be amortized using the units-of-production method over the estimated life of the probable reserve. If mineral properties are subsequently abandoned or impaired, any capitalized costs will be charged to operations.

   g)  Long-lived Assets

       In accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", the carrying value of long-lived assets is reviewed on a regular basis for the existence of facts or circumstances that may suggest impairment. The Company recognizes impairment when the sum of the expected undiscounted future cash flows is less than the carrying amount of the asset. Impairment losses, if any, are measured as the excess of the carrying amount of the asset over its estimated fair value.

   h)  Financial Instruments

       The fair values of financial instruments, which include cash, accounts payable, accrued liabilities and due to related party, were estimated to approximate their carrying values due to the immediate or short-term maturity of these financial instruments. The Company's operations are in Canada, which results in exposure to market risks from changes in foreign currency rates. The financial risk is the risk to the Company's operations that arise from fluctuations in foreign exchange rates and the degree of volatility of these rates. Currently, the Company does not use derivative instruments to reduce its exposure to foreign currency risk.

Cartan Holdings Inc.
(An Exploration Stage Company)
Notes to the Financial Statements
September 30, 2006
(Expressed in US dollars)
(unaudited)

2. Summary of Significant Accounting Policies (continued)


   i)  Income Taxes

       Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted SFAS No. 109 "Accounting for Income Taxes" as of its inception. Pursuant to SFAS No. 109 the Company is required to compute tax asset benefits for net operating losses carried forward. Potential benefit of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

   j)  Foreign Currency Translation

	The Company's functional and reporting currency is the United States dollar. Monetary assets and liabilities denominated in foreign currencies are translated in accordance with SFAS No. 52 "Foreign Currency Translation", using the exchange rate prevailing at the balance sheet date. Gains and losses arising on settlement of foreign currency denominated transactions or balances are included in the determination
	of   income.  Foreign  currency transactions are primarily undertaken in
	Canadian dollars. The Company has not, to the date of these financials statements, entered nto derivative instruments to offset the impact of foreign currency fluctuations.

   k)  Recent Accounting Pronouncements

       In September 2006, the Financial Accounting Standards Board ("FASB") issued SFAS No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans - an amendment of FASB Statements No. 87, 88, 106, and 132(R)". This statement requires employers to recognize the over-funded or under-funded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This statement also requires an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. The provisions of SFAS No. 158 are effective for employers with publicly traded equity securities as of the end of the fiscal year ending after December 15, 2006. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

       In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements". The objective of SFAS 157 is to increase consistency and comparability in fair value measurements and to expand disclosures about fair value measurements. SFAS No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS No. 157 applies under other accounting pronouncements that require or permit fair value measurements and does not require any new fair value measurements. The provisions of SFAS No. 157 are effective for fair value measurements made in fiscal years beginning after November 15, 2007. The

Cartan Holdings Inc.
(An Exploration Stage Company)
Notes to the Financial Statements
September 30, 2006
(Expressed in US dollars)
(unaudited)

2.     Summary of Significant Accounting Policies (continued)

       adoption of this  statement  is not expected to have a material effect on
       the  Company's  future  reported   financial   position   or  results  of
       operations.

       In June 2006, the FASB issued FASB Interpretation No. 48, "Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statements No. 109" ("FIN 48"). FIN 48 clarifies the accounting for uncertainty in income taxes by prescribing a two-step method of first evaluating whether a tax position has met a more likely than not recognition threshold and second, measuring that tax position to determine the amount of benefit to be recognized in the financial statements. FIN 48 provides guidance on the presentation of such positions within a classified statement of financial position as well as on de-recognition, interest and penalties, accounting in interim periods, disclosure, and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

       In March 2006, the FASB issued SFAS No. 156, "Accounting for Servicing of Financial Assets, an amendment of FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". This statement requires all separately recognized servicing assets and servicing liabilities be initially measured at fair value, if practicable, and permits for subsequent measurement using either fair value measurement with changes in fair value reflected in earnings or the amortization and impairment requirements of Statement No. 140. The subsequent measurement of separately recognized servicing assets and servicing liabilities at fair value eliminates the necessity for entities that manage the risks inherent in servicing assets and servicing liabilities with derivatives to qualify for hedge accounting treatment and eliminates the characterization of declines in fair value as impairments or direct write-downs. SFAS No. 156 is effective for an entity's first fiscal year beginning after September 15, 2006. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

       In February 2006, the FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments-an amendment of FASB Statements No. 133 and 140", to simplify and make more consistent the accounting for certain financial instruments. SFAS No. 155 amends SFAS No. 133, "Accounting for

Cartan Holdings Inc.
(An Exploration Stage Company)
Notes to the Financial Statements
September 30, 2006
(Expressed in US dollars)
(unaudited)

2.     Summary of Significant Accounting Policies (continued)

       Derivative Instruments and Hedging Activities", to permit fair value re-measurement for any hybrid financial instrument with an embedded derivative that otherwise would require bifurcation, provided that the whole instrument is accounted for on a fair value basis. SFAS No. 155 amends SFAS No. 140, "Accounting for the Impairment or Disposal of Long-Lived Assets", to allow a qualifying special-purpose entity to hold a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS No.155 applies to all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins after September 15, 2006, with earlier application allowed. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

   l)  Interim Financial Statements

       These interim unaudited financial statements have been prepared on the same basis as the annual financial statements and in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the Company's financial position, results of operations and cash flows for the periods shown. The results of operations for such periods are not necessarily indicative of the results expected for a full year or for any future period.


3.     Related Party Transactions

   a) As at September 30, 2006, the balance of $652 (March 31, 2006 - $594) due to the President of the Company is non-interest bearing, unsecured and due on demand.

   b) Effective on the commencement of operations in July 2005, the Company began recognizing donated services of $500 per month provided by the President of the Company. During the six months ended September 30, 2006, the Company recognized $3,000 (2005 - $1,500).


4. Mineral Properties

   On December 12, 2005, the Company acquired a 100% interest in a Mineral Claim located Westwold, British Columbia, Canada, in consideration for
   $3,500. The claims are registered in the name of the President of the Company, who has executed a trust agreement whereby the President agreed to hold the claims in trust on behalf of the Company.


5. Commitment

   On March 1, 2006, the Company entered into an operating lease for office premises. The lease calls for monthly payments of CDN$106 commencing March 1, 2006 for a one year term.

              CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                   ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our accountants.

Until ______________, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                PART II

                INFORMATION NOT REQUIRED IN THE PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officer and director is indemnified as provided by the Nevada Revised Statutes (the "NRS") and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

       (1) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

       (2) a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

       (3) a transaction from which the director derived an improper personal profit; and

       (4)   willful misconduct.

Our bylaws provide that we will indemnify our director and officer to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our director and officer; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

       (1) such indemnification is expressly required to be made by law;

       (2)   the proceeding was authorized by our Board of Directors;

       (3) such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

       (4) such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advanced of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Securities and Exchange Commission registration fee         $    279.61
Transfer Agent Fees                                         $  1,000.00
Accounting fees and expenses                                $  8,000.00
Legal fees and expenses                                     $  4,000.00
Edgar filing fees                                           $  1,500.00
                                                            -----------
Total                                                       $ 14,779.61
                                                            ===========

All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.


RECENT SALES OF UNREGISTERED SECURITIES

We completed an offering of 5,000,000 shares of our common stock at a price of $0.001 per share to Darren Bell, our former president, chief executive officer, secretary, treasurer and a director on December 3, 2005. On December 15, 2006, he sold these shares to Zubeda Mohamed-Lakhani, our current president, chief executive officer, secretary, treasurer and a director. The total amount received from this offering was $5,000. These shares were issued pursuant to Regulation S of the Securities Act. Appropriate legends were affixed to the stock certificates representing these shares.

We completed an offering of 2,400,000 shares of our common stock at a price of
$0.001 per share to a total of six purchasers on December 3, 2005.   The total
amount received from this offering was $2,400. We completed this offering pursuant to Regulation S of the Securities Act. The purchasers were as follows:

          Name of Shareholder              Number of Shares
          -----------------------          ----------------

          Christine Morrison                   400,000
          Jennifer Schmeida                    400,000
          Amyn Mohamed                         400,000
          Nabilla Juma                         400,000
          Rob Gowe                             400,000
          Amy Wong                             400,000

We completed an offering of 2,000,000 shares of our common stock at a price of $0.01 per share to a total of 25 shareholders on January 17, 2006. The total amount received from this offering was $20,000. We completed this offering pursuant to Regulation S of the Securities Act. The purchasers were as follows:

          Name of Shareholder              Number of Shares
          -----------------------          ----------------

          Marcin Delecki                            80,000
          Josh Young                                80,000
          Christian Pereira                         80,000
          Merdean Wong                              80,000
          Rob Calabretti                            80,000
          John Veira                                80,000
          Mohammed Rahiman                          80,000
          Edwin Prakash                             80,000
          Youssef Pharaon                           80,000
          Maha Pharaon                              80,000
          Brandur Coombs                            80,000
          Jason Bartakovic                          80,000
          Jay Bomford                               80,000
          Alexander Pocekovic                       80,000
          Stewart Judd                              80,000
          Selma Mostefai                            80,000
          Jo-Ann Burley                             80,000
          Devesh Chikhlia                           80,000
          Marcel Pheiffer                           80,000
          Eleanor Domingo                           80,000
          Clint Lee                                 80,000
          Melissa Holt                              80,000
          Melissa Burley                            80,000
          Gursharan Kau Sarai                       80,000
          Leah Ramsay                               80,000

REGULATION S COMPLIANCE

Each offer or sale was made in an offshore transaction;

Neither we, a distributor, any respective affiliates nor any person on behalf of any of the foregoing made any directed selling efforts in the United States;

Offering restrictions were, and are, implemented;

No offer or sale was made to a U.S. person or for the account or benefit of a U.S. person;

Each purchaser of the securities certifies that it was not a U.S. person and was not acquiring the securities for the account or benefit of any U.S. person;

Each purchaser of the securities agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Act;

The securities contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Act; and

We are required, either by contract or a provision in its bylaws, articles, charter or comparable document, to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S pursuant to registration under the Act, or pursuant to an available exemption from registration; provided, however, that if any law of any Canadian province prevents us from refusing to register securities transfers, other reasonable procedures, such as a legend described in paragraph (b)(3)(iii)(B)(3) of Regulation S have been implemented to prevent any transfer of the securities not made in accordance with the provisions of Regulation S.

                              EXHIBITS
Exhibit
Number    Description

  3.1     Articles of Incorporation *
  3.2     Bylaws *
  5.1     Legal Opinion **
  5.2     Bill of Sale Respecting Cartan Mineral Claim **
  5.3     Trust Agreement Respecting Cartan Mineral Claim **
 23.1     Consent of Manning Elliott LLP, Chartered Accountants
 23.2     Consent of Lawyer **
 23.3     Geologist Consent **
 99.1     Mineral Claim Location Map
 99.2     Geology Report **

* filed as an exhibit to our registration statement on SB-2 dated July
26, 2006

** filed as an exhibit to our registration statement on SB-2 dated November 2, 2006

THE UNDERSIGNED REGISTRANT HEREBY UNDERTAKES:

1. To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

      (a) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
      (b) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in this registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration Statement; and
      (c) include any additional or changed material information on the plan of distribution.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4. That, for determining our liability under the Securities Act to any purchaser in the initial distribution of the securities, we undertake that in a primary offering of our securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, we will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

     (i) any preliminary prospectus or prospectus that we file relating to the offering required to be filed pursuant to Rule 424 (Section 230.424 of this chapter);

    (ii) any free writing prospectus relating to the offering prepared by or on our behalf or used or referred to by us;

   (iii) the portion of any other free writing prospectus relating to the offering containing material information about us or our securities provided by or on behalf of us; and

   (iv) any other communication that is an offer in the offering made by us to the purchaser.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our director, officer and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the
 Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claims for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by our director, officer, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by our director, officer, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

                          SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, Province of British Columbia on December 22, 2006 .

                              CARTAN HOLDINGS INC.

                              By:/s/ Zubeda Mohamed-Lakhani
                              ------------------------------
                              Zubeda Mohamed-Lakhani
                              President, Chief Executive Officer,
                              principal accounting officer, principal
                              financial officer, Secretary, Treasurer
                              and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

SIGNATURE                   CAPACITY IN WHICH SIGNED       DATE

/s/ Zubeda Mohamed-Lakhani  President, Chief Executive	 December 22, 2006
-----------------------     Officer, Secretary, Treasurer,
Zubeda Mohamed-Lakhani      principal accounting officer,
                            principal financial officer
                            and Director